                                                                     Exhibit 4.1

                                                                  CONFORMED COPY

                                     AMENDMENT NO. 7, WAIVER AND AGREEMENT dated
                              as of November 21, 2002 (this "Amendment"), to the Credit Agreement dated as of January 23, 1998, as amended by Amendment No. 1 dated as of August 12, 1998, Amendment No. 2 and Waiver dated as of November 30, 1998, Amendment No. 3 dated as of June 30, 1999, Amendment No. 4 dated as of June 29, 2000, Amendment No. 5 and Agreement dated as of January 26, 2001, and Amendment No. 6, Consent and Waiver dated as of August 10, 2001 (the "Credit Agreement"), among EAGLE FAMILY FOODS, INC. (the "Borrower"), EAGLE FAMILY FOODS HOLDINGS, INC. ("Holdings"), the Lenders (as defined in the Credit Agreement), JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders, as collateral agent (in such capacity, the "Collateral Agent") for the Lenders, as swingline lender (in such capacity, the "Swingline Lender"), and as issuing bank (in such capacity, the "Issuing Bank"), and MERRILL LYNCH CAPITAL CORPORATION, as documentation agent.

           A. Pursuant to the Credit Agreement, the Lenders, the Swingline Lender and the Issuing Bank have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

           B. The Borrower has informed the Administrative Agent that it intends to permanently reduce the Revolving Commitments by $10,000,000 in accordance with Section 2.08(b) of the Credit Agreement.

           C. The Borrower and Holdings have requested that the Required Lenders waive compliance by the Borrower and Holdings with certain provisions of the Credit Agreement and agree to amend certain other provisions of the Credit Agreement, in each case as set forth herein.

           D. The Required Lenders are willing to amend the Credit Agreement and grant such waivers, in each case pursuant to the terms and subject to the conditions set forth herein.

           E. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

           Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

           SECTION 1. Limited Waiver. The Required Lenders hereby waive compliance by the Borrower and Holdings with the provisions of Sections 6.12 and
6.13 of the Credit Agreement, in each case for the period commencing on and including December 29, 2002 and ending on and including the Revolving Maturity Date.

           SECTION 2. Amendments. (a) The definition of the term "Applicable Rate" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the percentage "4.00%" contained therein and substituting therefor the percentage "4.25%" and by deleting the percentage "3.00%" contained therein and substituting therefor the percentage "3.25%".

           (b) The definition of the term "Cleandown Availability Period" contained in Section 1.01 of the Credit Agreement is hereby amended by deleting the words "March 31" contained therein and substituting therefor the words "January 31".

           (c) The definition of the term "Consolidated EBITDA" contained in
Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

           "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net Income for such period, the sum of (a) the aggregate amount of Consolidated Cash Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period, (d) other noncash charges during such period (except any noncash charge that requires an accrual of a cash reserve for anticipated cash charges for any period other than accruals for future retiree medical obligations made pursuant to SFAS No. 87, No. 112 and No. 116, as amended or modified), (e) Sponsor Capital Contributions (to the extent such Sponsor Capital Contributions do not exceed, in any relevant period of four consecutive fiscal quarters, the lesser of (x) $10,000,000 and
(y) the amount of expenses included in the calculation of Consolidated EBITDA for such period, net of direct product contributions, incurred in connection with new product launches or the development of new products), and (f) any charges taken on or prior to December 28, 2002 and associated with the closing of the Borrower's Chester, South Carolina facility, in an aggregate amount not exceeding $1,000,000, minus, to the extent added (or, in the case of clause
(iii) below, not deducted) in determining such Consolidated Net Income, (i) any interest income, (ii) any non-cash income or gain and (iii) the amount of cash paid during such period in respect of retiree medical obligations.

           (d) Section 2.08 of the Credit Agreement is hereby amended by adding the following new paragraph (d) thereto:

               "(d) On each date set forth below (each, a "Commitment Reduction Date"), the Revolving Commitments shall be permanently reduced to the extent necessary so that the aggregate Revolving Commitments on such date do not exceed the amount set forth opposite such date below:

                       Date                         Amount
                       ----                         ------

                       December 31, 2003         $45,000,000

                       June 30, 2004             $40,000,000

         On each Commitment Reduction Date, the Borrower shall prepay Revolving Loans and Swingline Loans to the extent necessary to ensure that the sum of the Revolving Exposures would not exceed the total Revolving Commitments."

             (e) Section 2.11(f) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(f) For a period of 30 consecutive days (the "First Cleandown Period") chosen at the option of the Borrower and occurring during the Cleandown Availability Period commencing on December 1, 2002, Holdings and the Borrower shall ensure that the aggregate Revolving Exposure shall not exceed $20,000,000. For a period of 30 consecutive days (together with the First Cleandown Period, the "Cleandown Periods") chosen at the option of the Borrower and occurring during the Cleandown Availability Period commencing on December 1, 2003, Holdings and the Borrower shall ensure that the aggregate Revolving Exposure shall not exceed $15,000,000. In order to comply with the foregoing provisions of this paragraph, the Borrower shall, to the extent necessary, prepay Revolving Loans and/or Swingline Loans and shall not, during the relevant Cleandown Period, request any Revolving Loan or Swingline Loan, or the issuance of any Letter of Credit, in each case to the extent the making or issuance of the same would result in the aggregate Revolving Exposure exceeding the applicable amount provided for above."

             (f) Section 6.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "SECTION 6.11. Capital Expenditures. Holdings and the Borrower will not permit the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries in any fiscal year to exceed $1,500,000."

             (g) The Credit Agreement is hereby amended by adding the following at the end of Section 6.14 thereof:

                     March 29, 2003          $21,000,000

                     June 28, 2003           $22,000,000

                     September 27, 2003      $22,000,000

                     January 3, 2004         $22,000,000

                     April 3, 2004           $22,000,000

                     July 3, 2004            $22,000,000

                     October 2, 2004         $22,000,000

                  SECTION 3. Agreement. The Borrower hereby permanently reduces the Revolving Commitments by $10,000,000, effective on the Amendment Effective Date (as defined below), and the Required Lenders hereby waive any other notice of such reduction. To the extent that, after giving effect to such reduction the aggregate Revolving Exposure would exceed the Revolving Commitments, the Borrower shall prepay Revolving Loans and/or Swingline Loans in an amount sufficient to eliminate such excess.

            SECTION 4. Amendment Fee. Each Lender that shall execute a counterpart hereof and return such counterpart to the Administrative Agent or its counsel prior to 5:00 p.m., New York City time, on November 21, 2002, shall be entitled to (a) an amendment fee payable upon the effectiveness of this Amendment as provided in Section 6 below (the "2002 Amendment Fee" and, collectively, the "2002 Amendment Fees") equal to 0.375% of the sum of (i) the outstanding Term Loans of such Lender and (ii) the Revolving Commitment (whether used or unused) of such Lender, in each case, as calculated on the Amendment Effective Date after giving effect to the Revolving Commitment reduction (described in Section 3 hereof) and (b) an additional amendment fee payable on December 31, 2003 equal to 0.375% of the sum of (i) the outstanding Term Loans of such Lender and (ii) the Revolving Commitment (whether used or unused) of such Lender, in each case, as calculated on December 31, 2003. The amendment fees payable under this Section 4 to a Lender shall be paid to the Administrative Agent for the account of such Lender, shall be paid in immediately available funds and, once paid, shall not be refundable under any circumstances.

            SECTION 5. Representations and Warranties. Each of the Borrower and Holdings represents and warrants to each other party hereto that, after giving effect to this Amendment, (a) the representations and warranties set forth in
Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

            SECTION 6. Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above on the date (the "Amendment Effective Date") that the Administrative Agent shall have received (i) counterparts of this Amendment which, when taken together, bear the signatures of the Borrower, Holdings and the Required Lenders and (ii) the 2002 Amendment Fees and reimbursement of all other fees and expenses of the Administrative Agent for which invoices have been submitted to the Borrower.

            SECTION 7. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Swingline Lender, the Issuing Bank, the Collateral Agent or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower or Holdings to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.

            SECTION 8. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

            SECTION 9. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            SECTION 10. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

                                   EAGLE FAMILY FOODS, INC.

                                   By: /s/ Craig Steinke
                                       -----------------
                                       Name:  Craig Steinke
                                       Title: Chief Executive Officer


                                   EAGLE FAMILY FOODS HOLDINGS, INC.

                                   By: /s/ Craig Steinke
                                       -----------------
                                       Name:  Craig Steinke
                                       Title: Chief Executive Officer

                                   JPMORGAN CHASE BANK,
                                   individually and as Administrative Agent,
                                   Collateral Agent, Issuing Bank and Swingline
                                   Lender,

                                   By: /s/ Neil R. Boylan
                                       ------------------
                                       Name:  Neil R. Boylan
                                       Title: Managing Director

                                   MERRILL LYNCH CAPITAL CORPORATION,
                                   individually and as Documentation Agent,

                                   By: /s/ Neil R. Boylan
                                       ------------------
                                       Name:  Neil R. Boylan
                                       Title: Managing Director

                                   Signature page to Amendment No. 7, Waiver and Agreement dated as of November 21, 2002, among Eagle Family Foods, Inc., Eagle Family Foods Holdings, Inc., the Lenders party thereto, JPMorgan Chase Bank, as Administrative Agent and Merrill Lynch Capital Corporation, as documentation agent,


                                    Name of Lender:

                                    MERILL LYNCH CAPITAL CORPORATION

                                    By: /s/ Carol J. E. Feeley
                                        ----------------------
                                        Name:  Carol J. E. Feeley
                                        Title: Vice President
                                               Merrill Lynch Capital Corp.


                                    Alliance Capital Management L.P., as
                                    Manager on behalf of ALLIANCE CAPITAL
                                    FUNDING, L.L.C., as Assignee
                                    By: ALLIANCE CAPITAL
                                    MANAGEMENT CORPORATION, General
                                    Partner of Alliance Capital Management L.P.

                                    By: /s/ Joel Serebransky
                                        --------------------
                                        Name:  Joel Serebransky
                                        Title: Senior Vice President


                                    Monument Capital Ltd., as Assignee
                                    By: ALLIANCE CAPITAL MANAGEMENT L.P.,
                                    as Investment Manager
                                    By: ALLIANCE CAPITAL MANAGEMENT CORPORATION,
                                    as General Partner

                                    By: /s/ Joel Serbransky
                                        -------------------
                                        Name:  Joel Serbransky
                                        Title: Senior Vice President

                                    BANK OF HAWAII

                                    By: /s/ J. Bryan Scearce
                                        --------------------
                                        Name:  J. Bryan Scearce
                                        Title: Vice President

                              THE BANK OF NOVA SCOTIA

                              By: /s/ Todd S. Meller
                                  ------------------
                                  Name:  Todd S. Meller
                                  Title: Managing Director


                              CENTURION CDO I, LIMITED
                              By: American Express Asset Management
                              Group Inc. as Collateral Manager

                              By: /s/ Yvonne E. Stevens
                                  ---------------------
                                  Name:  Yvonne E. Stevens
                                  Title: Senior Managing Director


                              CENTURION CDO II, LTD.
                              By: American Express Asset Management Group Inc. as Collateral Manager

                              By: /s/ Yvonne E. Stevens
                                  ---------------------
                                  Name:  Yvonne E. Stevens
                                  Title: Senior Managing Director


                              CENTURION CDO III
                              By: American Express Asset Management Group Inc. as Collateral Manager

                              By: /s/ Yvonne E. Stevens
                                  ---------------------
                                  Name:  Yvonne E. Stevens
                                  Title: Senior Managing Director


                              FLEET NATIONAL BANK

                              By: /s/ Christopher J. Wickles
                                  --------------------------
                                  Name:  Christopher J. Wickles
                                  Title: Vice President


                              INDOSUEZ CAPITAL FUNDING IIA, LIMITED
                              By: Indosuez Capital as Portfolio Advisor

                              By: /s/ Charles Kobayashi
                                  ---------------------
                                  Name:  Charles Kobayashi
                                  Title: Principal and Portfolio Manager

                                    KZH ING-2 LLC

                                    By: /s/ Anthony Iarrobino
                                        ---------------------
                                        Name:  Anthony Iarrobino
                                        Title: Authorized Agent


                                    KZH PAMCO LLC

                                    By: /s/ Anthony Iarrobino
                                        ---------------------
                                        Name:  Anthony Iarrobino
                                        Title: Authorized Agent


                                    KZH WATERSIDE LLC

                                    By: /s/ Anthony Iarrobino
                                        ---------------------
                                        Name:  Anthony Iarrobino
                                        Title: Authorized Agent


                                    MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
                                    By: David L. Babson & Company Inc. as
                                    Investment Advisor

                                    By: /s/ John B. Wheeler
                                        -------------------
                                        Name:  John B. Wheeler
                                        Title: Managing Director


                                    MIZUHO CORPORATE BANK, LTD.

                                    By: /s/ Nobuoki Koike
                                        -----------------
                                        Name:  Nobuoki Koike
                                        Title: Senior Vice President


                                    NORTHWOODS CAPITAL, LIMITED
                                    By: Angelo, Gordon & Co., L.P.
                                    as Collateral Manager

                                    By: /s/ John W. Fraser
                                        ------------------
                                        Name:  John W. Fraser
                                        Title: Managing Director

                                 NORTHWOODS CAPITAL II, LIMITED
                                 By: Angelo, Gordon & Co., L.P.
                                 as Collateral Manager

                                 By: /s/ John W. Fraser
                                     ------------------
                                     Name:  John W. Fraser
                                     Title: Managing Director


                                 NORTHWOODS CAPITAL III, LIMITED
                                 By: Angelo, Gordon & Co., L.P.
                                 as Collateral Manager

                                 By: /s/ John W. Fraser
                                     ------------------
                                     Name:  John W. Fraser
                                     Title: Managing Director


                                 NUVEEN SENIOR INCOME FUND, as a lender
                                 By: Symphony Asset Management LLC

                                 By: /s/ Gunther Stein
                                     -----------------
                                     Name:  Gunther Stein
                                     Title: Portfolio Manager


                                 RESTORATION FUNDING CLO, LTD
                                 By: Highland Capital Management, L.P.
                                 as Collateral Manager

                                 By: /s/ Todd Travers
                                     ----------------
                                     Name:  Todd Travers
                                     Title: Senior Portfolio Manager
                                            Highland Capital Management, L.P.


                                 SEABOARD CLO 2000

                                 By: /s/ Sheppard H.C. Davis, Jr.
                                     ----------------------------
                                     Name:  Sheppard H.C. Davis, Jr.
                                     Title: Managing Director

                               SEQUILS- CENTURION V, LTD.
                               By: American Express Asset Management Group, Inc. as Collateral Manager

                               By: /s/ Yvonne E. Stevens
                                   ---------------------
                                   Name:  Yvonne E. Stevens
                                   Title: Senior Managing Director


                               SMOKY RIVER CDO, L.P.
                               By: RBC Leveraged Capital as Portfolio Advisor

                               By: /s/ Melissa Marano
                                   ------------------
                                   Name:  Melissa Marano
                                   Title: Director


                               WACHOVIA BANK, N.A.

                               By: /s/ David Silander
                                   ------------------
                                   Name:  David Silander
                                   Title: Director